SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 29, 2002
(Date of Report, date of earliest event reported)

Stage Stores, Inc.
(Exact name of registrant as specified in its charter)

000-21011
(Commission File Number)

NEVADA (State or other jurisdiction of incorporation)	91-1826900 (I.R.S. Employer Identification No.)
10201 Main Street, Houston, Texas (Address of principal executive offices)	77025 (Zip Code)

(713) 667-5601
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure.

On July 29, 2002, our Board adopted and authorized us to implement a Stock Repurchase Program. Under our Stock Repurchase Program, we may repurchase, from time to time during our 2002 Fiscal Year, either on the open market or through privately negotiated transactions as we deem appropriate, and dependent on market conditions, share price and other factors we deem appropriate, (i) up to Fifteen Million Dollars ($15,000,000) worth of our outstanding common stock to be financed by our cash flow, plus (ii) such additional amount of our outstanding common stock as may be repurchased using the proceeds we receive from the exercise of options under our 2001 Equity Incentive Plan and an amount equal to the tax benefits which accrue to us by virtue of our ability to deduct the difference between the market price of our common stock on the exercise date and the exercise price of any options being exercised as compensation to the holders of the options under our 2001 Equity Incentive Plan.

On July 30, 2002, the Company issued a news release announcing the Stock Repurchase Program. A copy of the news release is attached to this Form 8-K as Exhibit 99.1.

ITEM 7. Financial Statements and Exhibits.

    Exhibits.

99.1 News Release dated July 30, 2002 issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

July 30, 2002                                                                                                 /s/ Michael E. McCreery
(Date)                                                                                                            Michael E. McCreery
                                                                                                                      Executive Vice President and
                                                                                                                      Chief Financial Officer